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                                                             Exhibit 10uu(iii)
                                                             -----------------


                                 AMENDMENT TO

                             TRUST AGREEMENT NO. 1

                                    FOR THE

                             PACIFIC TELESIS GROUP

                            EXECUTIVE DEFERRAL PLAN

                       Effective as of November 15, 1993


THIS AGREEMENT, effective as of November 15, 1993, between PACIFIC TELESIS GROUP, a corporation organized under the laws of the State of Nevada (hereinafter referred to as the "Company"), and BANKERS TRUST COMPANY (hereinafter referred to as the "Trustee").

                                  WITNESSETH:

WHEREAS, the Company has maintained a Trust under the terms of a trust agreement dated as of June 27, 1988, between the Company and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, and as of September 1, 1993 between the Company and Trustee, as successor trustee, to serve as a medium for the investment and administration of certain assets of the Pacific Telesis Group Executive Deferral Plan; and

WHEREAS, the Company and the Trustee mutually desire to amend the terms of the Agreement to provide the Committee with the authority to designate an affiliate of the Company which has become an Employer (as defined in the Trust Agreement), as a "Former Employer" for purposes of permitting such affiliate to withdraw from the Trust, and to direct the disposition of the percentage interest of such affiliate from the Trust;

NOW, THEREFORE, the Company and the Trustee, intending to be bound, agree as follows:

      1. Section 1.8 of the Agreement is amended by adding the following sentence at the end thereof:

            "Former Employer" also means an Employer which is designated by the Committee as a Former Employer for purposes of withdrawal by such Employer from the Trust and disposition of the percentage interest of such Employer from the Trust.

      2. Except as hereby amended, the terms of the Agreement shall continue in effect as expressed in the instrument dated as of the 27th day of June, 1988, as heretofore amended.





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IN WITNESS  WHEREOF, PACIFIC TELESIS  GROUP has  caused this  Agreement to  be signed by its Executive Vice President-Human Resources, thereunto duly authorized, and its corporate seal to be affixed hereunto and the same to be attested by its Assistant Secretary, all on the date of execution shown below, but effective as of the date and year first above written; and BANKERS TRUST COMPANY has caused this Agreement to be signed by two of its officers, thereunto duly authorized, and its association seal to be affixed hereunto and the same to be attested by one of its Officers, on the date of execution shown below, but effective as of the date and year first above written.


Dated November 19, 1993       PACIFIC TELESIS GROUP


                           By: /s/ J. R. Moberg
                               -------------------------
                                   J. R. Moberg
                               Executive Vice President -
                                   Human Resources


Attest:

/s/ E. K. Roemer
- --------------------
Assistant Secretary


Dated November 23, 1993       BANKERS TRUST COMPANY,
                              as Trustee


                            By: /s/ Frank J. Eipper
                               -------------------------
                                    Frank J. Eipper
                                    Vice President




Attest:


/s/ illegible
- ---------------------------------
    Vice President











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